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                                                                    EXHIBIT 10.3


                                  STAPLES, INC.
                                  -------------
                      OFFICER AND KEY MANAGEMENT BONUS PLAN
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PURPOSE:

Staples' believes in providing incentives to reward Officer and Key Management associates who have a measurable impact on sales and earnings in order to meet the following objectives:

To align the interests of Officers and Key Management with those of our shareholders. To maintain a total compensation program which motivates and rewards high levels of performance; To recognize and reward efforts and contributions made to the company's success;

PROVISIONS:

Participants have an assigned bonus award target equal to a specific percentage of salary earned during the year. For this purpose, salary is defined as the base pay an individual earns during the fiscal year. The percentage of participation for each position is determined based on job level and position responsibilities. Participants can earn up to a maximum of 200% of their bonus award target.

BONUS CRITERIA:

I. POINT TEAM

           Earnings Per Share                        90%
           Customer Service                          10%

II. CORPORATE KEY MANAGEMENT

           Earnings Per Share                        70%
           Corporate Sales                           20%
           Customer Service                          10%

III. SBU KEY MANAGEMENT

           Earnings Per Share                        30%
           SBU Earnings                              40%
           SBU Sales                                 20%
           Customer Service                          10%


     Individual bonus payouts will be limited to 100% of bonus opportunity if the Company does not achieve 100% of budgeted EPS.

     There will be no bonus payout if the Company does not achieve the EPS threshold.

     The Corporate earnings achievement level cannot exceed the weighted average of the SBU earnings achievement.


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STAPLES, INC.
OFFICER & KEY MANAGEMENT BONUS PLAN


PERFORMANCE MEASUREMENT:

A. Corporate Earnings - based on EPS

                                                            Bonus
      EPS Budget                                            Payout
      ----------                                            ------
      90% Total Company Achievement                         25%
      100% Total Company Achievement                        75%
      105% Total Company Achievement                        125%
      110% Total Company Achievement                        200%

B. SBU Earnings

      Budgeted                      Bonus
      Earnings                      Payout
      --------                      ------
      90%                           25%
      100%                          75%
      105%                          125%
      110%                          200%

C. Sales

      Budgeted                      Bonus
      Sales                         Payout
      -----                         ------
      90%                           25%
      100%                          75%
      105%                          125%
      110%                          200%

The sales bonus payout level cannot be greater that the earnings payout level.


OPERATION:

The Plan, individual incentive targets and individual objectives are established at the beginning of the fiscal year by the Management Committee with the approval of the Compensation Committee of the Board and provided to participants once finalized.

Incentive compensation will be computed on the results of the operation for the fiscal year beginning February 2, 1997 and ending January 31, 1998.

It is the intention of the Company that all incentive payments for the fiscal year 1997 will be paid by the end of April, 1998.

ELIGIBILITY:

Management positions which are leveled at or above level fourteen are generally eligible for participation based on the following criteria:

Active employment in an eligible position during the 1997 fiscal year.

Associates who transfer into or out of an eligible position during the fiscal year will receive a prorated incentive award based on the number of weeks employed in an incentive eligible position in the fiscal year;

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STAPLES, INC.
OFFICER & KEY MANAGEMENT BONUS PLAN


Associates who retire or leave employment due to death or permanent disability will receive a prorated incentive award based on the number of weeks of active employment in the fiscal year;

Associates who are on sick leave in excess of four weeks are not eligible for an incentive award for the duration of the illness unless otherwise approved by the Management Committee;

Incentive awards are not vested. Associates who terminate for any reason other than permanent disability, death or retirement prior to the end of the fiscal year are not eligible to receive an award for that fiscal year. Associates must be actively employed at the time actual payments are made to remain eligible for bonus awards except as otherwise provided herein.

GENERAL

Bonus awards are not earned or vested until actual payments are made; Staples, Inc. reserves the right AT ANY TIME PRIOR TO ACTUAL PAYMENT OF BONUS AWARDS to amend , terminate and/or discontinue the Plan in whole or in part whenever it is considered necessary. The Compensation Committee of the Board shall be solely responsible for interpreting the provisions of the Plan, including determining to what extent, if any, specific items are to be counted in the relevant sales, earnings and customer service goals for any associate.

The Plan is subject to applicable Government and economic controls in effect during its operation and, therefore, payments may be subject to limitations.

The Plan is not considered to be a part of an employment agreement nor an agreement on the part of management of the Company for such employment.

Any exceptions to the Plan must be approved in writing by the Management Committee.

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